CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A and related Prospectus and Statement of Additional Information of Northstar Government Securities Fund.


                                                   ERNST & YOUNG LLP


Los Angeles, California
February 27, 1998